Exhibit 99.1

HyreCar Appoints Eduardo Iniguez as Interim CFO and Rob MacKethan as Head of Risk & Insurance

LOS ANGELES, Calif. September 19, 2022 --(GLOBE NEWSWIRE) – HyreCar, Inc. (NASDAQ: HYRE), the leader in carsharing for rideshare and food/beverage delivery, announced today that it has appointed Eduardo Iniguez as interim Chief Financial Officer. Serge De Bock will leave the company to assume a senior leadership position at another company. He will remain in his current CFO role at HyreCar through September 30.

“I am proud of the achievements we have delivered over the past year and half, including closing a $100 million revolving credit line facility to reinvigorate growth, securing over $20 million in direct funding, and significantly improving margins and reducing our cash burn,” said De Bock. “The company is well-positioned and funded to achieve its next stage of growth, and we have a strong succession plan in place for finance and risk management. I am grateful for having been given the opportunity to be a part of this exciting adventure.”

“Serge has been instrumental in positioning HyreCar for the next chapter of our growth. During his tenure, he established a robust finance and accounting function, brought risk management and insurance expertise into the company, and helped secure our recently announced warehousing line of credit,” said Joe Furnari, CEO of HyreCar. “As Eduardo steps in as interim CFO, I am confident in his abilities to build on the foundation Serge has established and look forward to working with him to continue scaling the business.”

Eduardo Iniguez, HyreCar’s Head of Finance, will assume the role of Interim CFO to lead the Finance, Accounting, and Compliance functions. Previously, Iniguez was the VP of Corporate Finance at AllClear Aerospace & Defense, the largest privately-held aerospace distribution company in the world. In that role, Iniguez served as the Chief Financial Officer for one of the company’s joint ventures while overseeing the company’s Finance and Accounting functions. He brings more than 14 years of experience in operational finance, treasury, budgeting, net working capital management, and public accounting. Through years of managing complex M&A deals and direct responsibility for 11 P&Ls, he brings a disciplined approach to financial analysis and management, including a solid track record of managing cash burn and improving EBITDA performance. Iniguez received his Master of Business Administration and Bachelor of Science from the University of Southern California.

“I look forward to continuing to work with the exceptional HyreCar management team as we continue growing both organically and through our new warehouse line and joint venture with AmeriDrive. HyreCar’s model is unlike any other and I am thankful for the opportunity to continue driving the business forward to increase value for our customers and shareholders. I am also grateful for the trust placed in me by Joe, Serge, and the Board during this period of transformative growth,” said Iniguez.

Iniguez will work closely with Rob MacKethan, the company’s newly appointed Head of Risk Management and Insurance, who has joined the HyreCar leadership team to improve driver underwriting and optimize risk and insurance performance. A risk and insurance industry veteran, MacKethan brings more than 30 years of direct experience in Mobility as a Service, startup experience, and deep ties with the insurance industry. Previously, he was Vice President of Insurance and Risk Management at micro-mobility leader Lime, where he built a best-in-class practice dedicated to understanding risk and unlocking significant advancements in safety and protection for Lime users.

“I am excited to develop new ways to measure, manage, and price risk for carsharing, help to enhance the health and financial performance of the HyreCar marketplace, and work closely with the entire HyreCar team,” said MacKethan.

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) is a national carsharing marketplace for ridesharing, food, and package delivery via its proprietary technology platform. The Company has established a leading presence in Mobility as a Service (MaaS) through individual vehicle owners, dealers, rental agencies, and OEMs that wish to participate in new mobility trends. By providing a unique opportunity through our safe, secure, and reliable marketplace, HyreCar is transforming the industry by empowering all to profit from Mobility as a Service. For more information, visit hyrecar.com.

Forward-Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance, or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investors:

Scott Arnold

CORE IR

scotta@coreir.com

Media:

Allie Potter

Skyya PR for HyreCar

allie@skyya.com